Exhibit 99.1

JIVE SOFTWARE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Company Delivers Record Quarterly Revenue of $51.7 Million

Palo Alto, Calif. – February 7, 2017 — Jive Software, Inc. (NASDAQ: JIVE), the leading provider of modern communication and collaboration solutions for business, today announced financial results for its fourth quarter and year ended December 31, 2016.

“Strong execution resulted in another quarter that exceeded our expectations as we achieved record revenue, continued to improve profitability, increased cash flow from operations and gained momentum across the business,” said Elisa Steele, CEO of Jive Software. “GAAP income from operations for the fourth quarter was $0.6 million, an increase of $8.2 million compared to one year ago. Non-GAAP operating income was $5.1 million, and represents the third quarter in a row that we have delivered on our commitment to operate within a sustainably profitable non-GAAP operating model. In addition, we generated $9.8 million in positive cash flow from operations compared to negative $4.2 million in the fourth quarter last year.”
“Based on the transformation work we did in 2016 to realign the company, we are strategically poised for success as we enter 2017. We have made great strides in our operational excellence initiatives, and have positioned Jive’s unique value proposition in the market to solve the growing problems of digital fragmentation across the enterprise workplace. We have stabilized the business, and we are vigorously building the foundation for future growth while maintaining a disciplined cost structure. We are confident that we are doing all the right things to generate increased demand for our products, as well as drive long-term value for both customers and shareholders,” said Steele.
Fourth Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the fourth quarter was $51.7 million, which is an all-time quarterly record and represents an increase of 3% on a year-over-year basis. Within total revenue, product revenue was $47.6 million for the fourth quarter, an increase of 2% on a year-over-year basis. Professional services revenue for the fourth quarter was $4.1 million, an increase of 14% on a year-over-year basis.

•
Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $65.5 million for the fourth quarter, an increase of 9% year-over-year. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $69.1 million, an increase of 21% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for the fourth quarter of 2016 was $36.1 million, compared to $31.5 million for the fourth quarter of 2015. GAAP gross margin for the fourth quarter of 2016 was 70% compared to 63% for the fourth quarter of 2015. Non-GAAP gross profit was $37.0 million for the fourth quarter, an increase of 12% year-over-year. Non-GAAP gross margin for the fourth quarter of 2016 was 72% compared to 66% for the fourth quarter of 2015.

•
Income from Operations: GAAP income from operations for the fourth quarter was $0.6 million, compared to a GAAP loss from operations of $7.6 million for the fourth quarter of 2015. Non-GAAP income from operations was $5.1 million for the fourth quarter, compared to a non-GAAP loss from operations of $2.9 million for the fourth quarter of 2015.

•
Net Income: GAAP net income for the fourth quarter was $0.9 million, compared to a GAAP net loss of $8.5 million for the same period last year. GAAP net income per diluted share for the fourth quarter was $0.01, compared to a GAAP net loss per diluted share of $0.11 for the same period last year.

Non-GAAP net income for the fourth quarter was $5.4 million, compared to a non-GAAP net loss of $3.9 million for the same period last year. Non-GAAP net income per diluted share for the fourth quarter was $0.07, compared to a non-GAAP net loss per diluted share of $0.05, for the same period last year.

•
Balance Sheet and Cash Flow: As of December 31, 2016, Jive held cash and cash equivalents and marketable securities of $109.2 million, compared to $102.5 million as of September 30, 2016. Cash generated from operations was $9.8 million. The company invested $1.1 million in capital expenditures and used $0.1 million to finance capital leases, leading to positive free cash flow of $8.6 million for the fourth quarter of 2016. In the fourth quarter of 2015, cash used in operations was $4.2 million and the company invested $1.7 million in capital expenditures, leading to negative free cash flow of $5.9 million. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures and finance capital leases.

Full Year 2016 Financial Highlights

•
Revenue: Total revenue was $204.1 million for 2016, which is an all-time annual record and an increase of 4% on a year-over-year basis. Product revenue was $187.3 million for 2016, an increase of 4% on a year-over-year basis. Professional services revenue for 2016 was $16.8 million, an increase of 7% on a year-over-year basis.

•
Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $199.8 million for 2016, which was essentially flat on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, were $195.7 million, an increase of 7% on a year-over-year basis.

•
Gross Profit: GAAP gross profit was $136.7 million for 2016 compared to $123.6 million for 2015. GAAP gross margin for 2016 was 67% compared to 63% for 2015. Non-GAAP gross profit was $141.2 million for 2016 representing a year-over-year increase of 8%. Non-GAAP gross margin for 2016 was 69%, compared to 67% for 2015.

•
Loss from Operations: GAAP loss from operations was $13.8 million for 2016, compared to a GAAP loss from operations of $34.6 million for 2015. Non-GAAP income from operations was $8.5 million for 2016, compared to a non-GAAP loss from operations of $9.4 million for 2015.

•
Net Loss: GAAP net loss for 2016 was $14.0 million, compared to a GAAP net loss of $34.9 million for 2015. GAAP net loss per diluted share for 2016 was $0.18, compared to a GAAP net loss per diluted share of $0.46 for 2015.

Non-GAAP net income for 2016 was $8.3 million, compared to non-GAAP net loss of $10.8 million for 2015. Non-GAAP net income per diluted share for 2016 was $0.10, compared to a non-GAAP net loss per diluted share of $0.14 for 2015.

•
Cash Flow: Cash generated from operations was $4.3 million, the company invested $3.1 million in capital expenditures and used $0.2 million to finance capital leases, leading to positive free cash flow of $1.0 million for 2016. Free cash flow was negative $6.2 million for 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights

•
Achieved new customer wins with Canadian Imperial Bank of Commerce, Carlson Wagonlit Travel, Dialog Semiconductor, Electric Paper Evaluationssysteme GmbH, Elementis Global, Hospice of The Bluegrass, Inc., Iberley, Massage Envy Franchising, LLC, New Era Cap Company, Pax8, PubMatic, Inc., Seattle Mariners, and State Compensation Insurance Fund, among others.

•
Expanded or renewed customer relationships with Akamai Technologies, Athenahealth, Inc., Cerner Corporation, Ciena Corporation, Comcast, Cypress Semiconductor Corporation, Fidelity Investments, GAP, Harvard Pilgrim Healthcare, Hitachi Data Systems Corp., Humana, Informatica, Inland Empire Health Plan, Intarcia Therapeutics, Intel Security, IQNavigator, KIABI, lululemon athletica inc., MedAmerica, Mentor Graphics, Nokia Siemens Network, ServiceNow, Skechers U.S.A., Inc., Spectrum Health, StMicroelectronics, Sunrun, Telus Communications, VeriSign, Inc., Vimpelcom Eurasia, Virgin Media Limited, and Zebra Technologies, among others.

•
Jive is currently transitioning its cloud infrastructure to Amazon Web Services (AWS), which will enable the company to take its cloud capabilities to the next level at a lower cost. By building on its existing relationship with AWS, Jive plans to drive greater customer value by accelerating delivery of new cloud functionality while ensuring world class performance.

•
Jive was ranked as a Leader in The Forrester WaveTM: Enterprise Collaboration, Q4 2016[1] report, which analyzed the state of the market and evaluated nine of the most significant vendors. One of four Leaders in this evaluation, Jive received the highest possible score in the "innovation and market approach" criterion.

•
Jive was ranked as a Leader in Ovum’s Employee Engagement, Collaboration and Productivity Report[2]. Ovum, a leading global technology research and advisory firm, evaluated several vendors for this year's report and recognized the Jive Interactive Intranet solution for its extensive range of business and IT management features, as well as the product's overall market impact.

•
Jive has received sponsorship from an existing customer for the Federal Risk and Authorization Program, or FedRAMP “in process” certification program. When full certification is completed in 2017, Jive’s FedRAMP-certified collaboration hub solution will include new and enhanced security features, as well as a certified FedRAMP cloud infrastructure hosted via the Amazon Web Services GovCloud.

Financial Outlook

As of February 7, 2017, Jive’s guidance for its first quarter 2017 is as follows:

•	First Quarter 2017 Guidance:

•	Total revenue is expected to be in the range of $50.0 million to $51.0 million.

•	Non-GAAP income from operations is expected to be in the range of $3.3 million to $4.3 million.

•	Non-GAAP earnings per diluted share are expected to be in the range of $0.04 to $0.05 based on approximately 81.5 million weighted-average diluted shares outstanding.

•	Change in short-term billings is expected to be negative 10% to 0%.

•	Free cash flow is expected to be in the range of $10.0 million to $12.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company’s non-GAAP guidance excludes stock-based compensation, income taxes, amortization of intangible assets, restructuring, capital expenditures, and capital lease payments, which are reconciling items between those non-GAAP measures and their most closely comparable GAAP measures. The Company does not provide reconciliations of non-GAAP income from operations, non-GAAP earnings per share or free cash flow to the corresponding GAAP measures due to the high variability of, and difficulty in making accurate forecasts and projections with respect to, the items excluded from these non-GAAP financial measures. In particular, stock-based compensation and restructuring charges are impacted by the Company’s retention needs as well as the future fair market value of its common stock, and free cash flow is impacted by the timing and amounts of capital expenditures, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation to GAAP loss from operations, GAAP loss per share, and cash flows from operating activities is not available without unreasonable effort. The actual amounts of these excluded items will have a significant impact on the Company’s non-GAAP income from operations, non-GAAP earnings per share and free cash flow.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company's financial results for the fourth quarter and full year 2016, and outlook for the first quarter 2017. Listeners may access a live webcast of the conference call along with an accompanying slide presentation under “News, Events & Presentations, Quarterly Earnings” on Jive’s investor relations website at http://quarterlyearnings.jivesoftware.com. A replay of the webcast will be available on the website following the live event. To listen by phone, dial 844-492-3729 (domestic) or 412-542-4195 (international). A replay of this conference call can be accessed through February 14, 2017, by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10099667.

[1]	The Forrester Wave™: Enterprise Collaboration, Q4 2016, by Craig Le Clair et al., December 7, 2016
[2]	Ovum Research "Ovum Decision Matrix: Selecting an Enterprise Social Networking Product, 2016-17, IT0021-000156 (October 27, 2016)" by Richard Edwards

About Jive Software
Jive (Nasdaq: JIVE) is the leader in accelerating workplace digital transformation for organizations, enabling people to work better together. The company provides industry-leading Interactive Intranet and Customer Community solutions that connect people, information and ideas to help businesses outpace their competitors. With more than 30 million users worldwide and customers in virtually every industry, Jive is consistently recognized as a leader by top analyst firms, including Gartner Inc., Ovum and Aragon Research. More information can be found at www.jivesoftware.com or the Jive Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, income (loss) from operations, net income (loss) and net income (loss) per share exclude stock-based compensation expenses, restructuring expenses and amortization of acquisition related intangible assets. Free cash flow is defined by the Company as cash flows provided by operating activities less principal payments on capital leases and purchases of property and equipment. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional meaningful insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, are not intended to be an alternative to financial measures prepared in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies as non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995:  This press release contains forward-looking statements, including statements concerning our financial guidance for the first quarter of 2017, expectations regarding our strategy of driving improved financial and operational performance, expectations regarding our ability to improve profitability, expense reductions and related charges, anticipated results relating to our new cloud architecture and our anticipated FedRAMP certification, new business initiatives and changes in product development; assumptions related to cost savings, product demand and operating efficiencies; and our belief that we are well positioned to build upon our momentum over time.  The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscriptions; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:
Cindy Klimstra
Jive Software
(650) 319-4343
cindy.klimstra@jivesoftware.com
Brian Denyeau
ICR
(646) 277-1251
brian.denyeau@icrinc.com
Media Contact:
Jason Khoury
Jive Software
(650) 847-8308
jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Product	$47,583	$46,544	$187,313	$180,172
Professional services	4,112	3,607	16,781	15,621
Total revenues	51,695	50,151	204,094	195,793
Cost of revenues:
Product	11,597	13,186	48,217	49,816
Professional services	3,958	5,466	19,195	22,378
Total cost of revenues	15,555	18,652	67,412	72,194
Gross profit	36,140	31,499	136,682	123,599
Operating expenses:
Research and development	11,204	12,081	45,769	52,818
Sales and marketing	17,633	20,688	74,654	78,684
General and administrative	6,617	6,288	25,913	26,708
Restructuring	74	—	4,103	—
Total operating expenses	35,528	39,057	150,439	158,210
Income (loss) from operations	612	(7,558)	(13,757)	(34,611)
Other income (expense), net:
Interest income	154	85	549	277
Interest expense	(14)	(22)	(130)	(171)
Other, net	379	(133)	597	903
Total other income (expense), net	519	(70)	1,016	1,009
Income (loss) before provision for income taxes	1,131	(7,628)	(12,741)	(33,602)
Provision for income taxes	216	921	1,223	1,251
Net income (loss)	$915	$(8,549)	$(13,964)	$(34,853)
Basic net income (loss) per share	$0.01	$(0.11)	$(0.18)	$(0.46)
Diluted net income (loss) per share	$0.01	$(0.11)	$(0.18)	$(0.46)
Weighted average shares outstanding
Basic	78,436	76,093	77,494	75,217
Diluted	80,789	76,093	77,494	75,217

JIVE SOFTWARE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$29,560	$9,870
Short-term marketable securities	79,656	96,410
Accounts receivable, net of allowances	57,386	54,090
Prepaid expenses and other current assets	16,438	13,135
Total current assets	183,040	173,505
Marketable securities, noncurrent	—	6,429
Property and equipment, net of accumulated depreciation	9,583	12,747
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	1,967	4,546
Other assets	4,537	8,165
Total assets	$228,880	$235,145
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,233	$3,684
Accrued payroll and related liabilities	12,312	6,954
Other accrued liabilities	7,055	7,842
Deferred revenue, current	127,574	131,850
Term debt, current	600	2,400
Total current liabilities	149,774	152,730
Deferred revenue, less current portion	12,285	16,392
Term debt, less current portion	—	1,200
Other long-term liabilities	2,678	2,682
Total liabilities	164,737	173,004
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	400,740	384,164
Accumulated deficit	(332,501)	(318,537)
Accumulated other comprehensive loss	(751)	(141)
Total stockholders’ equity	64,143	62,141
Total liabilities and stockholders’ equity	$228,880	$235,145

JIVE SOFTWARE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$915	$(8,549)	$(13,964)	$(34,853)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,132	3,734	12,663	15,605
Stock-based compensation	4,003	3,525	15,602	20,290
Change in deferred taxes	25	243	200	338
Non-recurring gain	—	—	—	(1,107)
Other	(71)	103	104	103
Decrease (increase) in:
Accounts receivable, net	(18,021)	(7,053)	(3,296)	12,639
Prepaid expenses and other assets	(2,360)	357	(2,559)	(307)
Increase (decrease) in:
Accounts payable	42	(3,620)	(1,702)	535
Accrued payroll and related liabilities	4,149	1,079	6,620	300
Other accrued liabilities	994	(1,059)	(592)	(1,266)
Deferred revenue	17,415	6,968	(8,383)	(12,297)
Other long-term liabilities	(411)	33	(407)	315
Net cash provided by (used in) operating activities	9,812	(4,239)	4,286	295
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,072)	(1,667)	(3,114)	(6,450)
Purchases of marketable securities	(24,790)	(51,869)	(84,933)	(133,314)
Sales of marketable securities	9,299	7,480	10,300	25,383
Maturities of marketable securities	31,000	43,216	97,098	104,317
Net cash provided by (used in) investing activities	14,437	(2,840)	19,351	(10,064)
Cash flows from financing activities:
Proceeds from exercise of stock options	30	272	348	1,345
Taxes paid related to net share settlement of equity awards	(336)	(269)	(984)	(1,058)
Capital lease payments	(130)	—	(210)	—
Repayments of term loans	(1,200)	(600)	(3,000)	(2,400)
Non-recurring gain	—	—	—	1,107
Net cash used in financing activities	(1,636)	(597)	(3,846)	(1,006)
Net increase (decrease) in cash and cash equivalents	22,613	(7,676)	19,791	(10,775)
Effect of exchange rate changes	(115)	95	(101)	51
Cash and cash equivalents, beginning of period	7,062	17,451	9,870	20,594
Cash and cash equivalents, end of period	$29,560	$9,870	$29,560	$9,870

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Gross profit, as reported	$36,140	$31,499	$136,682	$123,599
Add back:
Stock-based compensation	486	641	2,162	3,029
Amortization related to acquisitions	406	906	2,372	3,694
Gross profit, non-GAAP	$37,032	$33,046	$141,216	$130,322
Gross margin, non-GAAP	72%	66%	69%	67%
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Research and development, as reported	$11,204	$12,081	$45,769	$52,818
Less:
Stock-based compensation	990	1,081	3,809	7,078
Amortization related to acquisitions	—	54	52	701
Research and development, non-GAAP	$10,214	$10,946	$41,908	$45,039
As percentage of total revenues, non-GAAP	20%	22%	21%	23%
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Sales and marketing, as reported	$17,633	$20,688	$74,654	$78,684
Less:
Stock-based compensation	851	817	3,373	3,775
Amortization related to acquisitions	12	119	155	507
Sales and marketing, non-GAAP	$16,770	$19,752	$71,126	$74,402
As percentage of total revenues, non-GAAP	32%	39%	35%	38%
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
General and administrative, as reported	$6,617	$6,288	$25,913	$26,708
Less:
Stock-based compensation	1,684	997	6,239	6,423
General and administrative, non-GAAP	$4,933	$5,291	$19,674	$20,285
As percentage of total revenues, non-GAAP	10%	11%	10%	10%
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Income (loss) from operations, as reported	$612	$(7,558)	$(13,757)	$(34,611)
Add back:
Stock-based compensation	4,011	3,536	15,583	20,305
Amortization related to acquisitions	418	1,079	2,579	4,902
Restructuring charges	74	—	4,103	—
Income (loss) from operations, non-GAAP	$5,115	$(2,943)	$8,508	$(9,404)
As percentage of total revenues, non-GAAP	10%	(6)%	4%	(5)%
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Income (loss) before provision for income taxes, as reported	$1,131	$(7,628)	$(12,741)	$(33,602)
Add back:
Stock-based compensation	4,011	3,536	15,583	20,305
Amortization related to acquisitions	418	1,079	2,579	4,902
Restructuring charges	74	—	4,103	—
Less:
Non-recurring gain	—	—	—	(1,107)
Income (loss) before provision for income taxes, non-GAAP	$5,634	$(3,013)	$9,524	$(9,502)

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss), as reported	$915	$(8,549)	$(13,964)	$(34,853)
Add back:
Stock-based compensation	4,011	3,536	15,583	20,305
Amortization related to acquisitions	418	1,079	2,579	4,902
Restructuring charges	74	—	4,103
Less:
Non-recurring gain	—	—	—	(1,107)
Net income (loss), non-GAAP	$5,418	$(3,934)	$8,301	$(10,753)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP weighted average diluted shares	78,436	76,093	77,494	75,217
Dilutive equity awards included in non-GAAP earnings per share	2,353	—	2,203	—
Non-GAAP weighted average diluted shares	80,789	76,093	79,697	75,217

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Diluted net income (loss) per share, as reported	$0.01	$(0.11)	$(0.18)	$(0.46)
Add back:
Stock-based compensation	0.05	0.05	0.20	0.27
Amortization related to acquisitions	0.01	0.01	0.03	0.07
Restructuring charges	—	—	0.05	—
Less:
Non-recurring gain	—	—	—	(0.01)
Diluted net income (loss) per share, non-GAAP (1)	$0.07	$(0.05)	$0.10	$(0.14)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Total revenues	$51,695	$50,151	$204,094	$195,793
Deferred revenue, current, end of period	127,574	131,850	127,574	131,850
Less: Deferred revenue, current, beginning of period	(113,775)	(121,752)	(131,850)	(128,592)
Short-term billings	$65,494	$60,249	$199,818	$199,051

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Total revenues	$51,695	$50,151	$204,094	$195,793
Deferred revenue, end of period	139,859	148,242	139,859	148,242
Less: Deferred revenue, beginning of period	(122,444)	(141,274)	(148,242)	(160,539)
Billings	$69,110	$57,119	$195,711	$183,496

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cash flows provided by (used in) operating activities	$9,812	$(4,239)	$4,286	$295
Payments for purchase of property and equipment	(1,072)	(1,667)	(3,114)	(6,450)
Capital lease payments	(130)	—	(210)	—
Free cash flow	$8,610	$(5,906)	$962	$(6,155)

(1)	Per share amounts may not add due to rounding.